Exhibit 99.1

Press Release

INVESTOR RELATIONS CONTACT:	Will McDowell
215-761-4198
william.mcdowell2@cigna.com

MEDIA CONTACT:	Ellie Polack
860-902-4906
elinor.polack@cigna.com

Cigna’s Continued Momentum Drives Strong Third Quarter 2019 Results and Increased Revenue and Earnings Outlook

•	Total revenues in the third quarter were $38.6 billion. Adjusted revenues[1] were $35.8 billion.
•	Shareholders’ net income for the third quarter was $1.35 billion, or $3.57 per share
•	Adjusted income from operations[2] for the third quarter was $1.72 billion, or $4.54 per share
•	Adjusted income from operations[2,3,4] is now projected to be in the range of $6.38 billion to $6.46 billion in 2019, or $16.80 to $17.00 per share[3], which represents per share growth of 18% to 20% over 2018

BLOOMFIELD, CT, October 31, 2019 – Global health service company Cigna Corporation (NYSE: CI) today reported strong third quarter 2019 results led by the Health Services and Integrated Medical segments.

“Cigna's strong results and continued momentum reflect the differentiated value we create for our customers and clients,” said David M. Cordani, President and Chief Executive Officer.  “Our combination with Express Scripts enables us to leverage industry leading capabilities and more rapidly innovate to enhance clinical and cost outcomes for those we serve.”

Total revenues for third quarter 2019 were $38.6 billion. Adjusted revenues1 were $35.8 billion and reflect strong contributions from each of Cigna's ongoing businesses.

Shareholders’ net income for third quarter 2019 was $1.35 billion, or $3.57 per share, compared with $0.77 billion, or $3.14 per share, for third quarter 2018.

Cigna's adjusted income from operations2 for third quarter 2019 was $1.72 billion, or $4.54 per share, compared with $0.95 billion, or $3.84 per share, for third quarter 2018. This reflects strong earnings contributions led by the Health Services and Integrated Medical segments.

Reconciliations of total revenues to adjusted revenues1 and of shareholders’ net income to adjusted income from operations2 are provided on the following page, and on Exhibit 1 of this earnings release.

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CONSOLIDATED HIGHLIGHTS

The following table includes highlights of results and reconciliations of total revenues to adjusted revenues1 and shareholders’ net income to adjusted income from operations2:

Consolidated Financial Results (dollars in millions):

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2019	2018	2019	2019

Total Revenues	$38,556	$11,457	$38,819	$115,321
Net Realized Investment Losses (Gains) from Equity Method Investments[1]	(5)	1	6	(27)
Special Items and Transitioning Client Contributions[1]	(2,718)	(13)	(4,450)	(11,657)
Adjusted Revenues[1]	$35,833	$11,445	$34,375	$103,637

Consolidated Earnings, net of taxes
Shareholders’ Net Income	$1,351	$772	$1,408	$4,127
Net Realized Investment (Gains) Losses[2]	(49)	(1)	(13)	(100)
Amortization of Other Acquired Intangible Assets[2]	558	36	572	1,694
Special Items and Transitioning Client Contributions[1,2]	(142)	138	(327)	(865)
Adjusted Income from Operations[2]	$1,718	$945	$1,640	$4,856

Shareholders’ Net Income, per share	$3.57	$3.14	$3.70	$10.83
Adjusted Income from Operations[2], per share	$4.54	$3.84	$4.30	$12.74

•	Cigna’s third quarter results reflect strong revenue and earnings growth, as we delivered strong medical and pharmacy cost performance, and continue to create value through the integration of the acquired Express Scripts business.

•	Year to date through October 30, 2019, the Company repurchased 10.8 million shares of common stock for approximately $1.8 billion.

•	The debt to capitalization ratio decreased to 46.4% at September 30, 2019, from 50.9% at December 31, 2018.

•	The SG&A expense ratio[5] was 9.2% for third quarter 2019, a significant decrease from 23.8% for third quarter 2018, driven by business mix changes resulting from the Express Scripts combination and the health insurance tax suspension.

3

CUSTOMER RELATIONSHIPS

The following table summarizes our medical customers and overall customer relationships:

Customer Relationships (in thousands):

	As of the Periods Ended
	September 30,		June 30,	December 31,
	2019	2018	2019	2018
Commercial	14,121	13,899	14,026	13,982
Government	1,374	1,402	1,382	1,407
International Markets	1,576	1,558	1,589	1,572
Total Medical Customers[6]	17,071	16,859	16,997	16,961

Pharmacy[6]	75,663	8,819	75,171	73,230
Behavioral Care	28,744	27,113	28,577	27,215
Dental	17,079	16,518	17,077	16,544
Medicare Part D	3,269	767	3,266	3,295
International Markets Supplemental Policies[6,7]	12,486	12,281	12,500	12,569
Group Disability and Life Covered Lives[6]	15,400	15,300	15,400	14,800
Total Customer Relationships	169,712	97,657	168,988	164,614

•	The total medical customer base[6] at third quarter 2019 grew to 17.1 million, an organic increase of 110,000 customers year to date and 212,000 over third quarter 2018 driven by growth in the Select and Middle Market segments, partially offset by a decline in National Accounts.

•	The pharmacy customer base[6] at third quarter 2019 grew to 75.7 million, an organic increase of 2.4 million customers year to date, driven by strong new commercial sales.

•	Pharmacy[6] and Medicare Part D customers in the second and third quarter 2019 and fourth quarter 2018 include customers gained through the completion of the Express Scripts combination on December 20, 2018.

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HIGHLIGHTS OF SEGMENT RESULTS

See Exhibit 1 for a reconciliation of adjusted income (loss) from operations2 to shareholders’ net income.

Health Services

This segment includes a broad range of pharmacy services, including benefits management, specialty pharmacy services, clinical solutions, home delivery, and health management services.

Financial Results (dollars in millions):

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2019	2018	2019	2019

Adjusted Revenues[1]	$24,880	$1,109	$23,537	$70,877
Adjusted Income from Operations, Pre-Tax[2]	$1,399	$67	$1,162	$3,555
Adjusted Margin, Pre-Tax[8]	5.6%	6.0%	4.9%	5.0%

•	Cigna completed the combination with Express Scripts on December 20, 2018. Accordingly, contributions from the Express Scripts business are reflected in the Health Services segment results for 2019, and are not reflected in third quarter 2018 results.

•	Growth in third quarter 2019 adjusted revenues[1] and adjusted income from operations, pre-tax[2] over third quarter 2018 were driven by the combination with Express Scripts.

•	Third quarter 2019 adjusted income from operations, pre-tax[2] and adjusted margin, pre-tax[8] reflect organic growth in adjusted pharmacy script volumes, strong performance in specialty pharmacy care and effective execution of supply chain initiatives.

•	Health Services fulfilled 312 million adjusted pharmacy scripts[9] in third quarter 2019, and 294 million adjusted pharmacy scripts[9] in second quarter 2019.

5

Integrated Medical

This segment includes Cigna’s U.S. Commercial and Government businesses that provide comprehensive medical solutions to clients and customers. U.S. Commercial products and services include medical, pharmacy, behavioral health, dental, vision, health advocacy programs and other products and services to insured and self-insured customers. Government solutions include Medicare Advantage, Medicare Supplement, and Medicare Part D plans for seniors, Medicaid plans, and individual health insurance coverage both on and off the public exchanges.

Financial Results (dollars in millions):

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2019	2018	2019	2019

Adjusted Revenues[1]	$9,148	$8,174	$8,968	$27,311
Adjusted Income from Operations, Pre-Tax[2]	$953	$932	$990	$3,113
Adjusted Margin, Pre-Tax[8]	10.4%	11.4%	11.0%	11.4%

•	Third quarter 2019 adjusted revenues[1] increased 12% relative to third quarter 2018, driven by Commercial customer growth and deepening of relationships, as well as premium increases consistent with underlying cost trends.

•	Third quarter 2019 adjusted income from operations, pre-tax[2] and adjusted margin, pre-tax[8] reflect strong medical and specialty contributions, continued effective medical cost management, as well as investments to drive long-term growth.

•	Adjusted income from operations, pre-tax[2] for third quarter 2019, second quarter 2019, and third quarter 2018 included favorable net prior year reserve development on a pre-tax basis of $8 million, $28 million and $18 million, respectively.

•	The medical care ratio[5] (“MCR”) of 80.5% for third quarter 2019 reflects continued effective execution in our commercial and government businesses. The third quarter 2019 MCR increased relative to third quarter 2018, as expected, driven by the pricing effect of the health insurance tax suspension, a higher MCR in our individual medical business, and the effect on medical costs of one additional business day in third quarter 2019.

•	Integrated Medical net medical costs payable[10] was approximately $2.73 billion at September 30, 2019, $2.48 billion at September 30, 2018 and $2.43 billion at December 31, 2018.

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International Markets

This segment includes supplemental health, life and accident insurance products and health care coverage in our international markets, as well as health care benefits for globally mobile individuals and employees of multinational organizations.

Financial Results (dollars in millions, policies and customers in thousands):

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2019	2018	2019	2019

Adjusted Revenues[1,7]	$1,402	$1,326	$1,389	$4,185
Adjusted Income from Operations, Pre-Tax[2]	$194	$195	$207	$607
Adjusted Margin, Pre-Tax[8]	13.8%	14.7%	14.9%	14.5%

	As of the Periods Ended
	September 30,		June 30,	December 31,
	2019	2018	2019	2018

International Markets Supplemental Policies[6,7]	12,486	12,281	12,500	12,569
International Markets Medical Customers[6]	1,576	1,558	1,589	1,572

•	Excluding the impact of foreign currency movements, third quarter 2019 adjusted revenues[1,7] grew 9% over third quarter 2018 reflecting continued business growth.

•	Third quarter 2019 adjusted income from operations, pre-tax[2] and adjusted margin, pre-tax[8] reflect continued business growth and operational efficiency, partially offset by unfavorable foreign currency impacts.

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Group Disability and Other Operations

This segment includes Cigna’s Group Disability and Life business which offers group long-term and short-term disability, and group life, accident, voluntary and specialty insurance products and services. Additionally, this segment includes Corporate Owned Life Insurance (“COLI”) and the Company’s run-off operations.

Financial Results (dollars in millions):

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2019	2018	2019	2019

Adjusted Revenues[1]	$1,284	$1,262	$1,309	$3,889
Adjusted Income from Operations, Pre-Tax[2]	$143	$143	$149	$376
Adjusted Margin, Pre-Tax[8]	11.1%	11.3%	11.4%	9.7%

•	Third quarter 2019 adjusted income from operations, pre-tax[2] and adjusted margin, pre-tax[8] reflect solid disability and life performance.

Corporate

Corporate reflects interest expense, as well as amounts not allocated to operating segments and includes intersegment eliminations.

Financial Results (dollars in millions):

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2019	2018	2019	2019

Adjusted (Loss) from Operations, Pre-Tax[2]	$(442)	$(83)	$(453)	$(1,385)

•	Third quarter 2019 adjusted loss from operations, pre-tax[2] increased relative to third quarter 2018 as a result of higher interest expense associated with the financing of the combination with Express Scripts.

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2019 OUTLOOK

Cigna's outlook for full year 2019 consolidated adjusted income from operations2,3,4 is in the range of $6.38 billion to $6.46 billion, or $16.80 to $17.00 per share. Cigna’s outlook excludes the impact of additional prior year reserve development of medical costs and potential effects of any future share repurchase4.

(dollars in millions, except where noted and per share amounts)	Projection for Full-Year Ending		Change from Prior
	December 31, 2019		Projection

2019 Consolidated Operating Metrics

Adjusted Income from Operations[2,3,4]	$6,380 to 6,460	$	+ 0 to 40

Adjusted Income from Operations, per share[2,3,4]	$16.80 to 17.00	$	+ 0.10 to 0.20

Adjusted Revenues[1,3]	$ ~ $138,000	$	+ 1,500

SG&A Expense Ratio[5]	less than 10%

Adjusted Tax Rate[11]	~ 23%		- 50 bps
2019 Segment-Level Operating Metrics

Adjusted Income from Operations, Pre-Tax[2,3,4]

Health Services	$5,075 to 5,175		No change at midpoint

Integrated Medical	$3,800 to 3,850	$	+ 0 to 20

Adjusted Pharmacy Scripts – Health Services[9]	~ 1.22 billion		No change at midpoint

Medical Customer Growth[6]	~ 200,000 Customers

Medical Care Ratio[5]	80.8% to 81.2%		No change at midpoint

Medical Cost Trend[12]	3.5% to 4.5%

2020 OUTLOOK

Health Services’ projected 2020 retention rate for the 2019 selling season for pharmacy services is 97%. Health Services’ adjusted pharmacy scripts9 are expected to grow 25 to 35 million scripts organically in 2020.

9

The foregoing statements represent the Company’s current estimates of Cigna's 2019 consolidated and segment adjusted income from operations2,3,4 and other key metrics as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release. Management does not assume any obligation to update these estimates.

This quarterly earnings release and the Quarterly Financial Supplement are available on Cigna’s website in the Investor Relations section (http://www.cigna.com/aboutcigna/investors). Management will be hosting a conference call to review third quarter 2019 results and discuss full year 2019 outlook beginning today at 8:30 a.m. ET. A link to the conference call is available in the Investor Relations section of Cigna's website located at https://www.cigna.com/aboutcigna/investors/events/index.page.

The call-in numbers for the conference call are as follows:

Live Call

(888) 324-7575 (Domestic)

(210) 234-0013 (International)

Passcode: 10312019

Replay

(800) 518-0087 (Domestic)

(402) 998-0052 (International)

It is strongly suggested you dial in to the conference call by 8:15 a.m. ET.

About Cigna

Cigna Corporation (NYSE: CI) is a global health service company dedicated to improving the health, well-being and peace of mind of those we serve. Cigna delivers choice, predictability, affordability and access to quality care through integrated capabilities and connected, personalized solutions that advance whole person health. All products and services are provided exclusively by or through operating subsidiaries of Cigna Corporation, including Cigna Health and Life Insurance Company, Cigna Life Insurance Company of New York, Connecticut General Life Insurance Company, Express Scripts companies or their affiliates, and Life Insurance Company of North America. Such products and services include an integrated suite of health services, such as medical, dental, behavioral health, pharmacy, vision, supplemental benefits, and other related products including group life, accident and disability insurance.

Cigna maintains sales capability in over 30 countries and jurisdictions, and has more than 165 million customer relationships throughout the world. To learn more about Cigna®, including links to follow us on Facebook or Twitter, visit www.cigna.com.

Notes:

1.	At the consolidated level, the measure “adjusted revenues” is not determined in accordance with accounting principles generally accepted in the United States (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measure, “total revenues.” We define adjusted revenues as total revenues excluding revenue contributions from transitioning pharmacy benefit management clients, Anthem Inc. and Coventry Health Care, Inc. (the “transitioning clients”), net realized investment results from equity method investments, and special items. We exclude these items from this measure because they are not indicative of past or future underlying performance of the business. See Exhibit 1 for a reconciliation of consolidated adjusted revenues to total revenues.

2.	Adjusted income (loss) from operations is defined as shareholders’ net income (loss) excluding the following adjustments: earnings contributions from transitioning clients, net realized investment results, amortization of acquired intangible assets, and special items. Special items are identified in Exhibit 1 of this earnings release. Adjusted income (loss) from operations is measured on an after-tax basis for consolidated results and on a pre-tax basis for segment results.

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Adjusted income (loss) from operations is a measure of profitability used by Cigna’s management because it presents the underlying results of operations of Cigna’s businesses and permits analysis of trends in underlying revenue, expenses and shareholders’ net income. This consolidated measure is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders’ net income. See Exhibit 1 for a reconciliation of adjusted income from operations to shareholders’ net income.

Effective in the fourth quarter of 2018, Cigna updated its segments. Refer to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 23, 2019 and our Annual Report on Form 10-K for the year ended December 31, 2018 for additional information and prior period results on the historic and new segment bases.

3.	Management is not able to provide a reconciliation of adjusted income from operations to shareholders’ net income (loss) or adjusted revenues to total revenues on a forward-looking basis because we are unable to predict, without unreasonable effort, certain components thereof including (i) future net realized investment results (from equity method investments with respect to adjusted revenues) and (ii) future special items. These items are inherently uncertain and depend on various factors, many of which are beyond our control. As such, any associated estimate and its impact on shareholders’ net income could vary materially.

4.	The Company’s outlook excludes the potential effects of any share repurchases or business combinations that may occur after the date of this earnings release.

5.	Operating ratios are defined as follows:
•	Medical care ratio represents medical costs as a percentage of premiums for all U.S. commercial risk products, including medical, pharmacy, dental, stop loss and behavioral products provided through guaranteed cost or experience-rated funding arrangements, as well as Medicare Advantage, Medicare Part D, Medicare Supplement, Medicaid, and individual on and off-exchange products, within our Integrated Medical segment.
•	SG&A expense ratio represents enterprise selling, general and administrative expenses excluding special items and expenses from transitioning clients, as a percentage of adjusted revenue at a consolidated level.

6.	Customer relationships are defined as follows:
•	Total medical customers includes individuals in our Integrated Medical and International Markets segments who meet any one of the following criteria: are covered under a medical insurance policy, managed care arrangement, or service agreement issued by Cigna; have access to Cigna's provider network for covered services under their medical plan; or have medical claims and services that are administered by Cigna.
•	Pharmacy customer relationships excludes transitioning clients.
•	International Markets policies exclude International Markets medical customers included in total medical customers.
•	Group Disability and Life covered lives are estimated.

7.	Cigna owns a 50% noncontrolling interest in its China joint venture. Cigna's 50% share of the joint venture’s earnings is reported in Fees and Other Revenues using the equity method of accounting under GAAP. As such, the adjusted revenues and policy counts for the International Markets segment do not include the China joint venture.

8.	Adjusted margin, pre-tax, is calculated by dividing adjusted income (loss) from operations, pre-tax by adjusted revenues for each segment.

9.	For Health Services adjusted pharmacy scripts, non-specialty network scripts filled through 90-day programs and home delivery scripts are multiplied by three. All other network and specialty scripts are counted as one script. Adjusted pharmacy scripts guidance does not include script volumes associated with transitioning clients. Outlook for organic adjusted pharmacy script growth of 25 to 35 million scripts in 2020 excludes volumes expected to be insourced from OptumRx under the terms of the transition services agreement.

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10.	Medical costs payable within the Integrated Medical segment are presented net of reinsurance and other recoverables. The gross medical costs payable balance was $3.06 billion as of September 30, 2019, $2.70 billion as of December 31, 2018, and $2.72 billion as of September 30, 2018. The Integrated Medical days claims payable was 41.6 days at September 30, 2019, 40.7 days at December 31, 2018 and 43.7 days at September 30, 2018.

11.	The measure “adjusted tax rate” is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, “consolidated effective tax rate.” We define adjusted tax rate as the consolidated income tax rate applicable to the Company’s pre-tax income excluding net realized investment results, amortization of acquired intangible assets, special items, and transitioning clients. Management is not able to provide a reconciliation to the consolidated effective tax rate on a forward-looking basis because we are unable to predict, without unreasonable effort, certain components thereof including (i) future net realized investment results and (ii) future special items.

12.	Medical cost trend includes all U.S. commercial employer funding arrangements.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made in connection with this release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on Cigna's current expectations and projections about future trends, events and uncertainties. These statements are not historical facts. Forward-looking statements may include, among others, statements concerning our projected adjusted income (loss) from operations outlook for 2019, on a consolidated, per share, and segment basis; projected adjusted revenue outlook for 2019; projected global medical customer growth over year end 2018; projected client retention; projected growth beyond 2019; statements concerning our long-term projected adjusted income (loss) from operations outlook; projected medical care and SG&A expense ratios and medical cost trends; projected adjusted pharmacy scripts; our projected consolidated adjusted tax rate; projected debt to capitalization ratio; projected cash flow from operations; future financial or operating performance, including our ability to deliver affordable, personalized and innovative solutions for our customers and clients; future growth, business strategy, strategic or operational initiatives; economic, regulatory or competitive environments, particularly with respect to the pace and extent of change in these areas; financing or capital deployment plans and amounts available for future deployment; our prospects for growth in the coming years; the merger (the “Merger”) with Express Scripts Holding Company (“Express Scripts”) and other statements regarding Cigna's future beliefs, expectations, plans, intentions, financial condition or performance.  You may identify forward-looking statements by the use of words such as “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “may,” “should,” “will” or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such risks and uncertainties include, but are not limited to: our ability to achieve our financial, strategic and operational plans or initiatives; our ability to predict and manage medical and pharmacy costs and price effectively; our ability to adapt to changes or trends in an evolving and rapidly changing industry; our ability to effectively differentiate our products and services from those of our competitors and maintain or increase market share; our ability to develop and maintain good relationships with physicians, hospitals, other health care providers and pharmaceutical manufacturers; changes in drug pricing; the impact of modifications to our operations and processes; our ability to identify potential strategic acquisitions or transactions and realize the expected benefits (including anticipated synergies) of such transactions in full or within the anticipated time frame, including with respect to the Merger, as well as our ability to integrate operations, resources and systems; the substantial level of government regulation over our business and the potential effects of new laws or regulations or changes in existing laws or regulations; the outcome of litigation, regulatory audits, investigations, actions and/or guaranty fund assessments; uncertainties surrounding participation in government-sponsored programs such as Medicare; the effectiveness and security of our information technology and other business systems; the impact of our debt service obligations on the availability of funds for other business purposes; unfavorable industry, economic or political conditions, including foreign currency movements; acts of war, terrorism, natural disasters or pandemics; as well as more specific risks and uncertainties discussed in our most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available on the Investor Relations section of www.cigna.com. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Cigna undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

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Exhibit 1

CIGNA CORPORATION
COMPARATIVE SUMMARY OF FINANCIAL RESULTS (unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended		Nine Months Ended		Three Months Ended
	September 30,		September 30,		June 30,
	2019	2018	2019	2018	2019
REVENUES
Pharmacy revenues	$25,987	$747	$77,454	$2,222	$26,288
Premiums	9,935	8,994	29,709	27,005	9,803
Fees and other revenues	2,285	1,361	7,123	4,087	2,388
Net investment income including special items	349	355	1,035	1,036	340
Total revenues	38,556	11,457	115,321	34,350	38,819
Revenue contributions from transitioning clients	(2,718)	—	(11,657)	—	(4,450)
Net realized investment results from certain equity method subsidiaries	(5)	1	(27)	23	6
Special items reported in integration and transaction-related costs	—	(13)	—	(13)	—
Adjusted revenues (1)	$35,833	$11,445	$103,637	$34,360	$34,375

SHAREHOLDERS' NET INCOME
Shareholders' net income	$1,351	$772	$4,127	$2,493	$1,408
After-tax adjustments to reconcile to adjusted income from operations:
Adjustment for transitioning clients	(207)	—	(1,217)	—	(506)
Net realized investment (gains) losses	(49)	(1)	(100)	46	(13)
Amortization of acquired intangible assets	558	36	1,694	74	572
Special items
Integration and transaction-related costs	88	108	311	267	115
Charges associated with litigation matters	(23)	35	41	35	64
U.S. tax reform	—	(5)	—	(5)	—
Adjusted income from operations (2)	$1,718	$945	$4,856	$2,910	$1,640
Pre-tax adjusted income (loss) from operations by segment
Health Services	$1,399	$67	$3,555	$227	$1,162
Integrated Medical	953	932	3,113	2,859	990
International Markets	194	195	607	615	207
Group Disability and Other	143	143	376	420	149
Corporate	(442)	(83)	(1,385)	(255)	(453)
Consolidated pre-tax adjusted income from operations (2)	2,247	1,254	6,266	3,866	2,055
Income tax expense	(529)	(309)	(1,410)	(956)	(415)
Consolidated after-tax adjusted income from operations (2)	$1,718	$945	$4,856	$2,910	$1,640

DILUTED EARNINGS PER SHARE
Shareholders' net income	$3.57	$3.14	$10.83	$10.14	$3.70
After-tax adjustments to reconcile to adjusted income from operations:
Adjustment for transitioning clients	(0.55)	—	(3.19)	—	(1.33)
Net realized investment (gains) losses	(0.13)	—	(0.26)	0.19	(0.03)
Amortization of acquired intangible assets	1.47	0.15	4.43	0.30	1.49
Special items
Integration and transaction-related costs	0.24	0.43	0.82	1.09	0.30
Charges associated with litigation matters	(0.06)	0.14	0.11	0.14	0.17
U.S. tax reform	—	(0.02)	—	(0.02)	—
Adjusted income from operations (2)	$4.54	$3.84	$12.74	$11.84	$4.30
Weighted average shares (in thousands)	378,321	246,112	381,091	245,747	380,969
Common shares outstanding (in thousands)			373,978	243,505	377,883

SHAREHOLDERS' EQUITY at September 30			$44,696	$15,555

SHAREHOLDERS' EQUITY PER SHARE at September 30			$119.52	$63.88

(1) Adjusted revenues is defined as total revenues excluding the following adjustments: revenue contributions from transitioning clients, special items and Cigna's share of certain realized investment results of its joint ventures reported using the equity method. These items are excluded because they are not indicative of past or future underlying performance of our businesses.
(2) Adjusted income (loss) from operations is defined as shareholders' net income (loss) excluding the following after-tax adjustments: realized investment results, amortization of acquired intangible assets, special items and earnings contributions from transitioning clients.